UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2016

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard, Suite 500, Los Angeles, California       90036

(Address of Principal Executive Offices)                                        (Zip Code)

Registrant’s telephone number, including area code:    (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) was held on June 22, 2016.  Only stockholders of record as of the close of business on May 6, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting.  As of the record date, 21,405,188 shares of the Company’s voting stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

(1) To elect two directors to serve until the Annual Meeting to be held in the year 2019 or until their successors are elected and have been qualified.

The stockholders re-elected Robert C. Davidson Jr. and elected Dutch C. Ross III to serve as directors for three-year terms.  The number of votes cast with respect to each of these persons was as follows:

	For	Withheld
Robert C. Davidson Jr.	15,886,940	59,443
Dutch C. Ross III	15,887,448	58,935

Broker non-votes with respect to this proposal were 1,588,297.

(2) To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2016, with 17,466,907 shares voting “for”, 55,120 shares voting “against” and 12,739 shares abstaining.

No broker non-votes were received with respect to this proposal.

(3) To cast an advisory (non-binding) vote on the Company’s executive compensation.

The stockholders approved the Company’s executive compensation, with 14,537,273 shares voting “for”, 1,382,190 shares voting “against” and 27,006 shares abstaining.

Broker non-votes with respect to this proposal were 1,588,297.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: June 23, 2016	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer